Exhibit 5.1

December 6, 2016

Acxiom Corporation
P.O. Box 8190
Little Rock, AR 72203-8190
Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 6, 2016 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 285,339 shares of common stock, par value $0.10, of Acxiom Corporation ("Common Stock"), reserved for issuance pursuant to the Pippio, Inc. 2014 Equity Incentive Plan (the "Pippio Plan"), 232,664 shares of Common Stock reserved for issuance pursuant to the Arbor Equity Compensation Plan of Acxiom Corporation (the "Arbor Plan"), 73,951 shares of Common Stock reserved for issuance pursuant to the Solve Media, Inc. 2009 Stock Plan (the "Circulate 2009 Plan") and 96,212 shares of Common Stock reserved for issuance pursuant to the Circulate Equity Compensation Plan of Acxiom Corporation (the "Circulate 2016 Plan").  As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the shares of Common Stock under the Pippio Plan, the Arbor Plan, the Circulate 2009 Plan and the Circulate 2016 Plan (collectively, the "Shares").
It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Pippio Plan, the Arbor Plan, the Circulate 2009 Plan and the Circulate 2016 Plan, legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation